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TRANS-LUX CORPORATION & SUBSIDIARIES                                  EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

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Years Ended December 31                      1996          1995          1994
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
Primary:

Net income                                $1,250,000    $1,066,000    $1,314,000
                                          ==========    ==========    ==========

Average common shares outstanding          1,258,163     1,250,444     1,247,555
Assumes exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                    25,799         8,433        12,937
                                          ----------    ----------    ----------
Average common and common equivalent
  shares outstanding                       1,283,962     1,258,877     1,260,492
                                          ==========    ==========    ==========

Primary earnings per share                     $0.97         $0.85         $1.04
                                          ==========    ==========    ==========

Fully diluted:

Net income                                $1,250,000    $1,066,000    $1,314,000
Add after tax interest expense applicable
  to 9% convertible subordinated debentur    254,000       262,000       511,000
Add after tax interest expense applicable
  to 7 1/2% convertible subordinated note     20,000             -             -
                                          ----------    ----------    ----------
Adjusted net income                       $1,524,000    $1,328,000    $1,825,000
                                          ==========    ==========    ==========

Average common shares outstanding          1,258,163     1,250,444     1,247,555
Assumes exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                    25,799         8,433        13,564
Assumes conversion of 9% convertible
  subordinated debentures                    380,907       383,780       682,198
Assumes conversion of 7 1/2% convertible
  subordinated notes                          32,173             -             -
                                          ----------    ----------    ----------
Average common and common equivalent
  shares outstanding                       1,697,042     1,642,657     1,943,317
                                          ==========    ==========    ==========

Fully diluted earnings per share               $0.90         $0.81         $0.94
                                          ==========    ==========    ==========
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